EXHIBIT 10.13

                            INDEMNIFICATION AGREEMENT


                  This Indemnification Agreement (the "Agreement") is made and entered into this 13th day of March, 1996 by and between Shared Technologies Inc. ("Shared Technologies"), a Delaware corporation,
The Fairchild Corporation ("TFC"), a Delaware corporation, and RHI Holdings Inc. ("RHI"), a Delaware corporation and the sole common stockholder of Fairchild Industries, Inc. ("Fairchild").

                              W I T N E S S E T H :

                  WHEREAS, Shared Technologies, TFC, RHI and Fairchild have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of November9, 1996, as amended; and

                  WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Merger Agreement; and

                  WHEREAS, TFC is the sole common stockholder of RHI; and

                  WHEREAS, the execution and delivery of this Agreement is a condition to effecting the Merger at the Closing and each of the parties has agreed to effect the Merger in reliance upon the execution and delivery of this Agreement;

                  NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Indemnification by RHI and TFC.

                  RHI and TFC, jointly and severally, hereby agree to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions or claims (or actions or proceedings, whether commenced or threatened) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any liability or claims (including without limitation counsel fees and expenses of Shared Technologies in the event RHI and TFC fail to assume the defense thereof) which related to the operations of Fairchild Industries, Inc. or any of its subsidiaries prior to the Effective Time, including without limitation those which have been assumed by RHI pursuant to the Fairchild Reorganization described in Schedule 9.1 to the Merger Agreement and including all Taxes (including but not limited to taxes related to the Fairchild


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Reorganization)  except  for  (x)  Losses  related  to or  arising  out  of  the telecommunications systems and service business of Fairchild Communication Services Company and (y) the other obligations of Fairchild expressly assumed by Shared Technologies as specified on Schedule 9.1 to the Merger Agreement
(clauses   (x)  and  (y)   being   defined   as  the   "Assumed   Liabilities").
Notwithstanding the foregoing, in no event shall Shared Technologies be entitled
to   indemnification   for,  and  the  term  "Losses"   shall  not  include  any
consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

If any action, proceeding or claim shall be brought or asserted against Shared Technologies by any third party, which action, proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly, but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify TFC and RHI of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect TFC's and RHI's obligations under this Section1 except to the extent it prejudiced or damaged their ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and TFC and RHI shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after TFC and RHI received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies or any of its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

         2.       Indemnification by Shared Technologies.

                  Shared  Technologies  hereby  agrees  to  indemnify  and  hold harmless RHI and TFC against any and all losses, liabilities and damages or actions or claims (or actions or proceedings, whether commenced or threatened) in respect thereof resulting from any liability or claims (including without limitation counsel fees and expenses of RHI and TFC in the event Shared Technologies fails to assume the defense thereof) which related to the Assumed Liabilities (hereinafter referred to collectively as "STI Losses"). Notwithstanding the foregoing, in no event shall TFC and RHI be entitled to indemnification for, and the term "STI Losses" shall not include, any consequential damages or damages which are



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speculative,  remote or  conjectural  (except  to the  extent  represented  by a successful claim by a third party).

                  If any action, proceeding or claim shall be brought or asserted against RHI or TFC by any third party, which action, proceeding or claim, if determined adversely to the interests of RHI or TFC would entitle RHI or TFC to indemnity pursuant to this Agreement, RHI or TFC shall promptly, but in no event later than 10 days from the date RHI or TFC receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies' obligations under this Section2 except to the extent it prejudiced or damaged Shared Technologies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from RHI or TFC to RHI or TFC and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of TFC and RHI or any of their respective subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

         3.       Miscellaneous

                  3.1 Modification; Waivers. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.


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                  3.2 Entire  Agreement.  This  Agreement  represents the entire understanding  and  agreement  between  the parties  hereto with  respect to the
subject   matter  hereof  and   supersedes   all  other  prior   agreements  and
understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  3.3 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

                  3.4 Notices. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

                  If to RHI Holdings, Inc.:

                           300 West Service Road
                           P.O. Box 10803
                           Chantilly, VA  22001
                           Facsimile No.:  (703) 888-5674
                           Attention:  Donald Miller, Esq.

                  If to The Fairchild Corporation:

                           300 West Service Road
                           P.O. Box 10803
                           Chantilly, VA  22001
                           Attention:  Donald Miller, Esq.

                           with a copy to:

                           James J. Clark, Esq.
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Facsimile No.:  (212) 269-5420




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                  If to Shared Technologies Inc.:

                           100 Great Meadow Road, Suite 104
                           Wethersfield, CT  06109
                           Facsimile No.:  (203) 258-2401
                           Attention:  Legal Department

                           with a copy to:

                           Walter D. Wekstein, Esq.
                           Gadsby & Hannah
                           125 Summer Street
                           Boston, Massachusetts 02110
                           Facsimile No. (617) 345-7050

                  (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  3.5 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon RHI, TFC and Shared Technologies and their respective successors and assigns.

                  3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

                  3.7 Headings. The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  3.8 Construction. This Agreement shall be governed, construed and enforced with the laws of the state of New York, without regard to principles of conflict of laws.




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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed by their officers thereunto duly authorized as of the date first written above.


                                  THE FAIRCHILD CORPORATION


                                  By: /s/ John C. Flynn
                                      -----------------------------
                                      Name:
                                      Title:

                                  RHI HOLDINGS, INC.


                                  By: /s/ John C. Flynn
                                      -----------------------------
                                      Name:
                                      Title:

                                  SHARED TECHNOLOGIES INC.


                                  By: /s/ Vincent DiVincenzo
                                      -----------------------------
                                      Name:
                                      Title: